                                                                  EXHIBIT (C)(2)


--------------------------------------------------------------------------------
CONFIDENTIAL




PROJECT MAJERUS
PRESENTATION TO THE SPECIAL COMMITTEE
OF THE BOARD OF DIRECTORS




JUNE 19, 2000
--------------------------------------------------------------------------------



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                                                                 PROJECT MAJERUS
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TABLE OF CONTENTS

Section

                  I.       Executive Summary
                  II.      Company Overview
                  III.     Majerus Valuation
                           A.      Summary
                           B.      Discounted Cash Flow Analysis
                                   -        Going Concern Case
                                   -        Liquidation Case
                           C.      Comparable Companies Analysis
                                   -        Financial Multiples
                                   -        Reserve Multiples
                           D.      Comparable Transactions Analysis
                                   -        Corporate Transactions
                                   -        Property Transactions

Appendix                   A.      Selected 13E-3 Transaction Premia


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                                                                 PROJECT MAJERUS
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I.       EXECUTIVE SUMMARY




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                                                                 PROJECT MAJERUS
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EXECUTIVE SUMMARY

STRUCTURE                  OF OFFER: "Knight", which currently owns 58.1% of the
                           common stock of "Majerus" (the "Company") has offered to purchase all of the common stock of Majerus that it does not currently own (the "Merger") in a Rule
                           13E-3 "going private" transaction.

ACCOUNTING TREATMENT:      Purchase method.

CONSIDERATION:             The Public Stockholders (all common stockholders
                           except Knight) will receive $2.85 per share in cash and Knight will assume all liabilities and obligations of Majerus. The offer has been revised from Knight's original proposal for $2.20 per share on May 3, 2000.

TIMING: PSI will meet with the Special Committee of the Board of Directors promptly following approval by PSI's Fairness Opinion Committee in order to review PSI's analysis and to present the fairness opinion. Majerus has scheduled a telephonic board meeting for June 20, 2000 to review the recommendation of the Special Committee. If the Merger is approved by the board, Majerus will distribute a Proxy Statement on Schedule 14A to stockholders. Knight and Majerus will also file a Rule 13E-3 Transaction Statement with the SEC. A press release will promptly follow approval by Majerus' board.


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                                                                 PROJECT MAJERUS
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EXECUTIVE SUMMARY

DUE DILIGENCE:             As majority shareholder of Majerus, Knight has
                           intimate knowledge of Majerus' assets and the future prospects of the company.

                           Representatives of Prudential Securities (principally Howard House, Paul McMenemy and Jeff Mobley) have conducted on-going due diligence of Majerus, beginning with Majerus' 1997 initial public offering (which Prudential lead-managed), subsequent advisory assignments and a sale of warrants to Knight in August 1999 in connection with the issuance of Senior Subordinated Notes.

                           Jeff Mobley conducted due diligence on Majerus with Majerus' senior management in connection with the proposed Merger on May 15, 2000.

FINANCIAL ADVISOR:         The Special Committee of the Board of Directors of
                           Majerus has retained Prudential Securities to render a fairness opinion.

                           Knight has not retained an advisor for this transaction.

RECOMMENDATION:            Based on our analysis, the transaction team
                           recommends that Prudential Securities opine that the consideration to be paid to the Public Stockholders is fair from a financial point of view.


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                                                                 PROJECT MAJERUS
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EXECUTIVE SUMMARY

TRANSACTION STRUCTURE

(Graphic omitted showing structure of the transaction as described in the narrative below)

Narrative:   o    Merger Sub will merge with and into Majerus
             o    Majerus will be the surviving corporation and remain a
                  wholly-owned subsidiary of Knight


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                                                                 PROJECT MAJERUS
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EXECUTIVE SUMMARY

MAJERUS' RATIONALE FOR THE SALE

o Despite having raised $5.0 million through the sale of Senior Notes and warrants to Knight on August 22, 1999 and an additional $2.0 million through a privately negotiated equity sale to Knight on December 28, 1999, Majerus does not have the necessary capital to support its ongoing operational needs.

         - Limited proved developed producing reserves, low production volumes, low realized commodity prices and significant overhead burdens have resulted in limited cash flow growth and have hindered development of the Company's undeveloped reserve base.

         - In addition, after two years of development efforts and an investment of approximately $12 million, commercial production from its coal bed methane project in the Raton Basin has yet to materialize.

         - This lack of production and resulting cash flow has forced the Company to rely on its credit facility, which is currently fully drawn and in default, for the bulk of its capital expenditures.

         - If this transaction does not occur, Majerus' management anticipates their senior lender will demand repayment and force the company to sell assets.

o Majerus' management has independently tried to raise additional capital through a new credit facility and through asset sales and has not been successful.

o In 1998, Majerus attempted to sell the entire Company, with no success.

o As a result, Knight has determined that privatizing Majerus into a better capitalized company is the best alternative for it to realize greater value.

o The Merger would allow the Public Stockholders to:

         - receive cash payment for securities that are steadily becoming more illiquid and without a capital infusion could go to a nominal value;

         -        realize a significant premium to current market prices; and

         - monetize an investment in an undercapitalized company with a high cost structure.


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                                                                 PROJECT MAJERUS
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EXECUTIVE SUMMARY

ISSUES FOR MAJERUS SHAREHOLDERS TO CONSIDER

o        Knight is the controlling shareholder.

o Knight's bid is considerably lower than the Company's IPO and the cost basis of many stockholders.

o Although the implied valuation reflects a significant discount to the reserve market valuations of its public peers and to Majerus' 1999 year-end SEC Pre-tax PV10%, the equity value based solely on the Company's proved developed producing reserves only is negative.

         - The Company's equity value on the basis of financial multiples is also nominal.

o The Company's relatively low level of proved developed producing reserves is 11.5% of total proved reserves.

o The Company has limited capital alternatives to develop its non-producing reserves.

o        The lack of value attributed to the Company's project in the Raton
         Basin.

o The contractual obligations of Majerus to pay current Raton Basin gas marketing commitments and/or pay substantial contract termination costs.

o The Company's current hedging position that limits its ability to benefit from currently high oil and gas prices.

o The Company's history of low production volume growth.

o The ability of Majerus to survive as a going concern.

o        Relevant valuation parameters.

         - A DCF analysis of Majerus provides the best insight into the value of the Company.

         - Traditional reserve and cash flow multiples of comparable companies and transactions result in widely varied and inconclusive implied valuations.


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                                                                 PROJECT MAJERUS
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EXECUTIVE SUMMARY

IMPLIED VALUATION OF CONSIDERATION

o        Common Stock Value                 $18.4 million (6.5 million shares at
                                            $2.85 per share)

o        Net Debt Assumed                   $15.5 million

o        Preferred Stock Assumed            $2.5 million

o        Enterprise Value of Offer          $36.4 million

o        Valuation



($ in Thousands)                                                        MAJERUS               COMPARABLE
                                                               -------------------------     ------------
                                                               STATISTIC       MULTIPLE      MULTIPLE (3)
                                                               ----------     ----------     ------------

Enterprise Value/
     2000E EBITDA (1)                                          $  2,357.3          15.4x            8.4x
     2001E EBITDA (1)                                             4,442.3           8.2x            7.1x

Equity Value
     2000E CFFO (1)                                            $    765.8          24.0x            9.2x
     2001E CFFO (1)                                               2,216.7           8.3x            6.3x

TMCR/
     Year end 1999, Pro Forma Proved Reserves (Mmcfe) (2)       156,764.0     $    0.23      $     0.89
     Year end 1999, Pro Forma Proved SEC Pre-tax PV10% (2)     $153,783.0            24%            112%

     Year end 1999, Pro Forma PDP Reserves (Mmcfe) (2)           18,071.0     $    2.01              NA
     Year end 1999, Pro Forma PDP SEC Pre-tax PV10% (2)        $ 19,496.0           187%             NA

(1) Company estimates assuming Raton Basin operations are terminated.

(2) Pro Forma for acquisition of reserves in February 2000.

(3) Reflects mean of comparable publicly traded companies.


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                                                                 PROJECT MAJERUS
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EXECUTIVE SUMMARY

APPROACHES TO VALUATION

VALUATION METHODOLOGY               DESCRIPTION

Comparable Companies Analysis       The implied valuation determined by
                                    projected 2000 and 2001 CFFO and EBITDA
                                    multiples, as well as a separate valuation determined by proved reserves and Pre-tax
                                    SEC PV10% multiples of selected comparable companies.

Comparable Transactions Analysis    The implied valuation determined by the
                                    proved reserve multiples paid in comparable company transactions and the proved reserve multiples paid for comparable oil and gas property acquisitions.

Discounted Cash Flow                The implied valuation determined by the
                                    present value of after tax cash flows of the company on a risked basis under two cases:
                                    as a going concern and as if liquidated.

RECOMMENDED METHODOLOGY

DISCOUNTED CASH FLOW                The nature of the Company's reserve base,
                                    including a significant percentage of
                                    non-producing reserves and a long reserve life combined with significant capital investment requirements results in the need for a DCF analysis rather than reliance upon traditional reserve and financial multiple analysis.


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                                                                 PROJECT MAJERUS
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EXECUTIVE SUMMARY

VALUATION CONCLUSION

                                                                         IMPLIED
                                                                 SHARE  VALUE  RANGE
                                                              --------------------------     ------

Discounted Cash Flow - Going Concern Case                      $ 2.68       --               $ 3.58

Discounted Cash Flow - Liquidation Case                        $ 2.75       --               $ 3.70
                                                               ------    -----   -------     ------

Comparable Companies - Financial Multiples                    ($ 0.15)      --               $ 0.32

Comparable Companies - Reserve Multiples                       $18.98       --               $24.00

Comparable Corporate Transactions                              $ 6.89       --               $ 9.22

Comparable Property Transactions                               $ 4.42       --               $ 6.21

    PSI's Estimated Valuation Range                            $ 2.70       --               $ 3.65
                                                               ======    =====   =======     ======

    Knight Offer                                                         $2.85
                                                               ======    =====   =======     ======

    PSI Valuation Premium/(Discount) to Offer            -5%                --        28%
                                                               ======    =====   =======     ======

    Stock Price on Day Prior to Offer                                    $2.00
                                                               ======    =====   =======     ======

    Offer Premium to Pre-Offer Price                                        43%
                                                               ======    =====   =======     ======


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                                                                 PROJECT MAJERUS
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II.      COMPANY OVERVIEW




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                                                                 PROJECT MAJERUS
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COMPANY OVERVIEW

DESCRIPTION

o Majerus is engaged in the exploration, development, and acquisition of domestic crude oil and natural gas reserves.

         - The Company's primary activities are focused in the Lower Green River formation of the Uinta Basin in Utah.

         -        Majerus has other activities focused on:

                  o Other formations in the Uinta Basin, above and below the Lower Green River formation;

                  o        The Raton Basin of Colorado; and

                  o        The Gulf Coast Region of South Texas

o At January 1, 2000, Majerus' pro forma proved reserves were approximately 156.8 Bcfe with a Pre-tax SEC PV10% value of $153.8 million.

         - Approximately 11.5% of Majerus' proved reserves were proved developed producing, 72% were oil and 97% were in the Uinta Basin.

         - The Company has not included any reserves from its Raton Basin development in proved categories.

o Majerus trades on the Nasdaq National Market with an equity market capitalization of $12.5MM and enterprise value of $30.5MM based on the closing stock price of $1 15/16 per share on June 14, 2000.


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                                                                 PROJECT MAJERUS
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COMPANY OVERVIEW

COMPANY HISTORY

o Majerus was formed in 1997 for the purpose of becoming the holding company for "Majerus" Gas Partners L.P. Majerus Gas Partners was formed in 1993, and grew primarily through the acquisition of oil and natural gas properties and the development of such properties. Effective upon consummation of Majerus's initial public offering (IPO);

         - The limited partners of Majerus Gas Partners transferred all of their limited partnership interests to Majerus in exchange for Common Stock; and

         - The stockholders of the general partner of Majerus Gas Partners transferred all of the issued and outstanding stock of the general partner to Majerus in exchange for Common Stock.

o Majerus' IPO was completed in November 1997 at $12.50 per share, resulting in net proceeds of approximately $30.5 million.

o Effective June 30, 1998, Majerus consolidated Majerus Gas Partners and its subsidiaries into the parent company, "Majerus" Energy, Inc., and the partnership was dissolved.

o On August 18, 1999, a subsidiary of Knight gained a controlling majority interest in Majerus through the purchase of 2,753,392 shares of common stock, or 50.4% of the then outstanding shares, from certain Company Directors and entities controlled by Natural Gas Partners, L.P. for $3.00 per share.


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                                                                 PROJECT MAJERUS
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COMPANY OVERVIEW

RECENT DEVELOPMENTS

o On August 22, 1999, Majerus sold $5.0 million in Senior Subordinated Notes, together with a warrant to purchase 150,000 shares of common stock, to Knight. Proceeds of the Notes sale were used to fund the purchase of the remaining 50% interest in the Antelope Creek field that Majerus did not already own, which served to roughly double the Company's proved reserve base.

o On December 28, 1999, Majerus sold one million shares of common stock to Knight for $2.0 million. The sale of the shares was privately negotiated with a purchase price of $2.00 per share.

o On February 28, 2000, Majerus announced shareholder approval of the purchase of certain Uinta Basin properties from Knight for $2.5 million in Series A 8% Convertible Preferred Stock. This stock is payable in kind and converts into common stock at $3.50 per share.

o        On May 3, 2000, Majerus received an offer from Knight to purchase the
         2.7 million shares of the company that it does not already own. The offer was for $2.20 per share in cash. In addition, Knight offered to advance Majerus $1.0 million in debt financing before completion of the acquisition.

o On June 14, 2000, Knight offered to increase the cash consideration to $2.85 per share.


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                                                                 PROJECT MAJERUS
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COMPANY OVERVIEW

AREAS OF OPERATIONS

Uinta Basin

Raton Basin


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                                                                 PROJECT MAJERUS
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COMPANY OVERVIEW

MAJERUS STOCK PERFORMANCE SINCE IPO

Graph depicts the daily closing prices of shares and trading volume of Majerus from October 21, 1997 through May 19, 2000. From late October 1997 until February 1999, the price fell from $13.25 to less than $3.00. From February 1999 until May 2000 the price fluctuated between $1.38 and $3.94 with a volume of trading generally less than 100,000. Specific information pertaining to key events during this period are listed below:

                         EVENT                                             SHARE PRICE

First day as a public company                                                $13.25

1997 Stock Market crash                                                      $11.75

Knight buys control stake from NGP and certain Directors                     $ 2.31

Remaining 50% of Antelope Creek acquired, doubling                           $ 2.38
reserve base

1 MM Common shares sold to Knight                                            $ 1.56

Knight offers $2.20 per share                                                $ 2.00


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                                                                 PROJECT MAJERUS
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COMPANY OVERVIEW

MAJERUS HISTORIC TRADED VOLUME - LAST THREE MONTHS

Graph depicts percentage of the total volume of shares that were traded during the prior three months. The graph indicates that 400,000 shares were traded, representing 6.9% of the total shares outstanding, as reported in the quarter ending March 31, 2000. The high was $2.50, the low was $1.25 and the average price during this period was $1.92. The specific breakdown is as follows:

             Percentage of shares traded                Price per share
                         17%                            $1.28 - $1.60
                         27%                            $1.60 - $1.92
                         37%                            $1.92 - $2.24
                         20%                            $2.24 - $2.56


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                                                                 PROJECT MAJERUS
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COMPANY OVERVIEW

MAJERUS HISTORIC TRADED VOLUME - LAST SIX MONTHS

Graph depicts percentage of the total volume of shares that were traded during the prior six months. The graph indicates that 1.3 million shares were traded, representing 20.5% of the total shares outstanding, as reported in the quarter ending March 31, 2000. The high was $2.69, the low was $1.25 and the average price during this period was $1.93. The specific breakdown is as follows:

             Percentage of shares traded                Price per share
                         20%                            $1.20 - $1.60
                         41%                            $1.60 - $2.00
                         27%                            $2.00 - $2.40
                         12%                            $2.40 - $2.80


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                                                                 PROJECT MAJERUS
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COMPANY OVERVIEW

MAJERUS HISTORIC TRADED VOLUME - LAST TWELVE MONTHS

Graph depicts percentage of the total volume of shares that were traded during the prior twelve months. The graph indicates that 3.7 million shares were traded, representing 57.0% of the total shares outstanding, as reported in the quarter ending March 31, 2000. The high was $3.94, the low was $1.25 and the average price during this period was $2.39. The specific breakdown is as follows:

             Percentage of shares traded                Price per share
                          7%                            $ .80 - $1.60
                         44%                            $1.60 - $2.40
                         21%                            $2.40 - $3.20
                         28%                            $3.20 - $4.00


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                                                                 PROJECT MAJERUS
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COMPANY OVERVIEW

RELATIVE STOCK PRICE PERFORMANCE

Graph depicts performance of Majerus' stock as compared to the stock performance of comparable companies over a period from June 15, 1999 to June 9, 2000. The following table summarizes the graph, with all numbers indexed to 100 at 6/15/99:

                      RELATIVE PRICE PER SHARE PERFORMANCE

                    Petroglyph        Comparable Companies*      Oil (WTI)**         Gas (HH)**

    6/15/99             100                    100                   100                100
    8/13/99              91                    109                   107                113
   10/13/99             124                    104                   111                116
   12/13/99              55                     87                   101                125
    2/10/00              70                     97                   108                139
    4/11/00              55                    123                   121                126
    6/09/00              70                    175                   151                149

*Includes EVER, HSE, INLN, MLRC, POG

** Oil and Gas represent the 12-month NYMEX strip


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COMPANY OVERVIEW

HISTORICAL & PROJECTED OPERATING DATA

                                                                             ACTUAL RESULTS
                                             -----------------------------------------------------------------------------
                                                             YEAR ENDED                             THREE MONTHS ENDED
                                             -------------------------------------------        --------------------------
                                                1997             1998             1999             1999             2000
                                             ---------        ---------        ---------        ---------        ---------

Operating Revenues:
           Oil Revenues                      $ 3,735.0        $ 2,912.0        $ 3,652.1        $   616.0        $ 1,667.0
           Gas Revenues                        1,070.0          1,366.0          1,159.5            320.0            211.0
           Other                                  61.0            190.0            230.0             79.0               --
                                             ---------        ---------        ---------        ---------        ---------
                  Total                      $ 4,866.0        $ 4,468.0        $ 5,041.6        $ 1,015.0        $ 1,878.0

Operating Expenses:
           Lease operating                   $ 1,559.9        $ 1,927.3        $ 2,953.4        $   501.0        $ 1,262.0
           Production taxes                      178.8            218.1            359.1             36.0            127.0
           General and administrative          1,299.9          2,128.8          2,024.1            475.0            441.0

                                             ---------        ---------        ---------        ---------        ---------
EBITDA                                       $ 1,827.4        $   193.8        $  (295.0)       $     3.0        $    48.0
                                             ---------        ---------        ---------        ---------        ---------


Exploration costs                                   --        $   192.5        $    38.6               --               --
Depletion, depreciation & amortization         1,852.3          1,866.1          1,673.4            448.0            508.0
Impairments                                         --          4,848.4               --               --               --


                                             ---------        ---------        ---------        ---------        ---------
EBIT                                         $   (24.9)       $(6,713.3)       $(2,007.1)       $  (445.0)       $  (460.0)
                                             ---------        ---------        ---------        ---------        ---------

Interest income (expense), net                   114.0            407.0           (679.0)           (69.0)          (282.0)
Gain on sale of assets, net                       12.0             59.0            840.0               --             21.0

Income tax benefit (expense)                  (2,514.0)         2,062.0            390.0            185.0               --


                                             ---------        ---------        ---------        ---------        ---------
NET INCOME                                   $(2,412.9)       $(4,185.3)       $(1,456.1)       $  (329.0)       $  (721.0)
                                             ---------        ---------        ---------        ---------        ---------

                                                    PROJECTED (1)
                                             --------------------------
                                                     YEAR ENDED
                                             --------------------------
                                                2000             2001
                                             ---------        ---------

Operating Revenues:
           Oil Revenues                      $ 7,075.1        $ 9,133.5
           Gas Revenues                        1,090.1          1,358.5
           Other                                  48.0             48.0
                                             ---------        ---------
                  Total                      $ 8,213.1        $10,540.1

Operating Expenses:
           Lease operating                   $ 3,441.5        $ 3,458.8
           Production taxes                      581.8            586.3
           General and administrative          1,832.6          2,052.6

                                             ---------        ---------
EBITDA                                       $ 2,357.3        $ 4,442.3
                                             ---------        ---------


Exploration costs                                   --               --
Depletion, depreciation & amortization         2,321.2          2,373.8
Impairments                                         --               --


                                             ---------        ---------
EBIT                                         $    36.1        $ 2,068.5
                                             ---------        ---------

Interest income (expense), net                (1,591.5)        (2,225.6)
Gain on sale of assets, net                         --               --

Income tax benefit (expense)                        --               --


                                             ---------        ---------
NET INCOME                                   $(1,555.4)       $  (157.1)
                                             ---------        ---------

(1)      Company estimates assuming Raton Basin operations are terminated.


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COMPANY OVERVIEW

HISTORICAL BALANCE SHEET

($ in thousands)                                  -----------------------------------------       -------------------------
                                                                 DECEMBER 31,                             MARCH 31,
                                                  -----------------------------------------       -------------------------
                                                     1997            1998            1999            1999            2000
                                                  ---------       ---------       ---------       ---------       ---------

Cash and Equivalents                              $16,679.0       $ 2,007.7       $ 1,741.8       $   532.0       $   416.0
Other Current Assets                                2,896.0         2,714.9         2,403.7         2,375.0         2,917.0
                                                  ---------       ---------       ---------       ---------       ---------
Total Current Assets                              $19,575.0       $ 4,722.7       $ 4,145.6       $ 2,907.0       $ 3,333.0

Net Property & Equipment                          $26,570.0       $40,697.9       $48,512.7       $41,800.0       $51,464.0
Other Assets                                          569.0           614.6           288.3           447.0           289.0


                                                  ---------       ---------       ---------       ---------       ---------
   TOTAL ASSETS                                   $46,714.0       $46,035.2       $52,946.5       $45,154.0       $55,086.0
                                                  =========       =========       =========       =========       =========

Current Portion of Long-term Debt                 $    37.0              --       $   916.7       $   500.0       $ 1,833.0
Other Current Liabilities                           4,665.0         2,771.0         1,260.5         1,578.0         1,614.0
                                                  ---------       ---------       ---------       ---------       ---------
Total Current Liabilities                         $ 4,702.0       $ 2,771.0       $ 2,177.2       $ 2,078.0       $ 3,447.0

Long-term Debt                                           --       $ 7,500.0       $14,953.1       $ 8,000.0       $14,043.0
Deferred Tax Liability                              2,514.0           452.5              --           204.0              --

Convertible Preferred Stock                              --              --              --              --       $ 2,500.0
Stockholder's Equity                               39,498.0        35,311.8        35,816.2        34,872.0        35,096.0

                                                  ---------       ---------       ---------       ---------       ---------
   TOTAL LIABILITIES & SHAREHOLDER'S EQUITY       $46,714.0       $46,035.2       $52,946.5       $45,154.0       $55,086.0
                                                  =========       =========       =========       =========       =========


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                                                                 PROJECT MAJERUS
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COMPANY OVERVIEW

SUMMARY OF RESERVES (1)

                                                   PROVED RESERVES AS OF JANUARY 1, 2000
                                           -----------------------------------------------------
                                              OIL       NATURAL GAS     TOTAL     PRE-TAX PV10%
                                            (MBbls)       (MMcf)       (MMcfe)  ($ IN THOUSANDS)

Proved Developed Producing                   2,184         4,964        18,071        19,496

Proved Developed Non-Producing               2,354         6,103        20,226        16,580
   (Behind Pipe)

Proved Developed Non-Producing               6,236        13,075        50,489        76,653
   (Improved Recovery)

Proved Undeveloped                           6,397        13,415        51,799        20,591
   (Primary/Improved Recovery)

Proved Undeveloped                               0         2,262         2,262         1,714
   (Primary)

Proved Undeveloped                           1,717         3,613        13,918        18,750
   (Improved Recovery)
                                           -------       -------       -------       -------

                         TOTAL              18,889        43,432       156,764       153,783
                                           =======       =======       =======       =======

(1) Reserves have been adjusted to reflect purchase of reserves from an affiliate of Knight.

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
COMPANY OVERVIEW

MANAGEMENT TEAM

NAME                       POSITION
----                       --------
Robert C. Murdock          Chairman of the Board, Chief Executive Officer &
                           President

S. Kennard Smith           Executive Vice President, Chief Operating Officer &
                           Secretary

Tim A. Lucas               Vice President, Chief Financial Officer & Treasurer

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
COMPANY OVERVIEW

BOARD OF DIRECTORS

NAME                       BIOGRAPHY
----                       ---------
Robert C. Murdock          Mr. Murdock has served as President, Chief Executive
                           Officer and Chairman of the Board of the Company
                           since its formation in April 1993. Prior to forming
                           the Company, from 1985 to 1993, Mr. Murdock was
                           President of GasTrak Holdings, Inc., a natural gas
                           gathering and marketing company. From 1982 to 1985,
                           Mr. Murdock held various staff and management
                           positions at Panhandle Eastern Pipe Line Company.

William C. Glynn           Mr. Glynn has served as a director of the Company
                           since August 1999. Mr. Glynn has served as President
                           of Knight and each of its subsidiaries since 1987.
                           Mr. Glynn is a member of and has served as Chairman
                           of the Board of Directors of the Pacific Coast Gas
                           Association. He is also a member of the Board of
                           Directors of the American Gas Association. He is also
                           a member of the Board of Directors of the American
                           Gas Association.

Richard Hokin              Mr. Hokin has served as a director of the Company
                           since August 1999. Mr. Hokin has been a member of the
                           board of Knight since 1982 and has served as Chairman
                           of its board and of each of its subsidiaries since
                           1984. Mr. Hokin has been a director of Displaytech,
                           Inc., a developer and manufacturer of microelectronic
                           displays, since 1995.

A.J. Schwartz (1)          A.J. Schwartz has served as a director of the Company
                           since April 1997. Since 1980, Mr. Schwartz has been a
                           shareholder in the law firm of Morris, Laing, Evans,
                           Brock & Kennedy, Chartered.

Eugene C. Thomas           Mr. Thomas has served as a director of the Company
                           since August 1999. Mr. Thomas has served on the Board
                           of Directors of Knight and of each of its
                           subsidiaries since 1984. Mr. Thomas is a partner of
                           Moffatt, Thomas, Barrett, Rock & Fields, Chtd., and
                           he has acted as general counsel to Knight since 1978.
                           Mr. Thomas is a member of the American Bar
                           Association and served as its President for 1986-87.

 (1)     Special Committee of the Board of Directors.

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
COMPANY OVERVIEW

OTHER EXECUTIVE OFFICERS

NAME                       BIOGRAPHY
----                       ---------
S. Kennard Smith           Mr. Smith has served as Executive Vice President and
                           Chief Operating Officer of the Company since January
                           1994 and Secretary of the Company since April 1997,
                           and was responsible for accounting, financial
                           planning and budgeting through December 1995.
                           Currently Mr. Smith serves as President of Majerus
                           Operating Company.

Tim A. Lucas               Mr. Lucas has served as Vice President, Chief
                           Financial Officer and Treasurer of the Company since
                           July 1997. From August 1994 until joining the Company
                           in 1997, Mr. Lucas served as Senior Financial Manager
                           for Cross Oil Refining & Marketing, Inc., where he
                           was responsible for all financial matters of the
                           Company. From June 1989 to July 1994, Mr. Lucas
                           worked in the audit division of Arthur Andersen LLP.

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
COMPANY OVERVIEW

OWNERSHIP PROFILE

                                         Total                %
                                       ---------            ------

INSIDER OWNERSHIP (1)
Robert C. Murdock                        122,043              1.9%
S. Ken Smith                              45,198                *
A.J. Schwartz                             10,710                *
                                       ---------            -----
       Total Executive Group (2)         177,951              2.8%
INSTITUTIONAL OWNERSHIP (2)
Wellington Management Company            540,000              8.4%
Sentry Investment Management             250,000              3.9%
Dimensional Fund Advisors                158,000              2.4%
CIBC World Markets                         3,000              0.0%
Barclays Bank PLC                          3,000              0.0%
Commerce Bank N.A.                         2,000              0.0%
                                       ---------            -----
Total Major Institutions                 956,000             14.8%
OTHER MAJOR SHAREHOLDERS
Knight                                 3,753,392             58.1%
RETAIL & OTHER (3)                     1,570,990             24.3%
                                       ---------            -----
TOTAL SHAREHOLDERS (4)                 6,458,333            100.0%
                                       =========            =====

*Less than 1.0%.

   (1) Source: Proxy Statement dated April 28, 2000; excludes out of the money options.

   (2) Source: CDA/Spectrum dated May 7, 2000.

   (3) Balance of total shareholders.

   (4) At April 30, 2000; excludes out of the money options.

The omitted pie chart is represented by the table above.

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------




III.   MAJERUS VALUATION




--------------------------------------------------------------------------------

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------




A. SUMMARY




--------------------------------------------------------------------------------

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
SUMMARY VALUATION

VALUATION CONCLUSION

                                                      IMPLIED
                                                 SHARE VALUE RANGE

Discounted Cash Flow - Going Concern Case         $ 2.68              $ 3.58
Discounted Cash Flow - Liquidation Case           $ 2.75        --    $ 3.70
                                                  ------     -----    ------
Comparable Companies - Financial Multiples       ($ 0.15)       --    $ 0.32
Comparable Companies - Reserve Multiples          $18.98        --    $24.00
Comparable Corporate Transactions                 $ 6.89        --    $ 9.22
Comparable Property Transactions                  $ 4.42        --    $ 6.21
PSI's Estimated Valuation Range                   $ 2.70        --    $ 3.65
                                                  ======     =====    ======
Knight Offer                                                 $2.85
                                                  ======     =====    ======
PSI Valuation Premium/(Discount) to Offer             -5%       --        28%
                                                  ======     =====    ======
Stock Price on Day Prior to Offer                            $2.00
                                                  ======     =====    ======
Offer Premium to Pre-Offer Price                                43%
                                                  ======     =====    ======

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
SUMMARY VALUATION

         VALUATION CONCLUSION, CONT.

         The valuation conclusion table above was presented in graph form. The graph has been omitted.

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
SUMMARY VALUATION

         VALUATION CONCLUSION, CONT.

         (A continuation of the previous graph was omitted. The information from the omitted graph is listed in tabular form on page 31.)

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
SUMMARY VALUATION

         TRANSACTION PREMIUM COMPARISON

                                              1 Day     Prior 30 Day  Prior 90 Day  Prior 6 Month   Prior 12 Month
                                              Prior         Mean          Mean           Mean            Mean
                                             -------    ------------  ------------  -------------   --------------

Majerus Closing Price                        $ 2.00        $ 1.62        $ 2.02         $ 2.02          $ 2.47
Knight Offer                                   2.85          2.85          2.85           2.85            2.85
Offer Premium                                    43%           76%           41%            41%             15%
======================================       ======        ======        ======         ======          ======
Mean of recent 13E-3 offer premiums(1)           31%           39%           39%            41%             37%
======================================       ======        ======        ======         ======          ======

----------
(1) Historical completed 13E-3 transactions from 1/1/98 to present value under $100MM

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------




B.     DISCOUNTED CASH FLOW




--------------------------------------------------------------------------------

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW -- GOING CONCERN CASE

($ in thousands except per share data)                           VALUATION RANGE
                                                        LOW             MID            HIGH
                                                     ---------       ---------       ---------
At March 31, 2000
Reserves:
PDP - Generic (1)                                    $ 14,412        $ 15,170        $ 15,170
PDP - Helen Gohlke (2)                                  1,032           1,087           1,087
PDNP (BEHIND PIPE) - Generic (3)                        7,134           7,531           7,927
PDNP (BEHIND PIPE) - Helen Gohlke (4)                   1,275           1,346           1,417
PDNP (SECONDARY) - Generic (5)                         35,666          38,410          41,153
PUD (PRIMARY&SECONDARY) - Ant. Creek (6)                   --              --              --
PUD (PRIMARY) - Generic (7)                                88              98             107
PUD (PRIMARY) - Helen Gohlke (8)                          919           1,002           1,086
PUD (SECONDARY) - Generic (9)                           5,239           5,821           6,403
                                                     --------        --------        --------
Value of Domestic Oil & Gas Assets                   $ 65,766        $ 70,465        $ 74,351
Plus:
Net Undeveloped Acreage (10)                         $    286        $    572        $    858
Non-cash Working Capital (11)                           1,303           1,303           1,303
Cash on Balance Sheet (11)                                416             416             416
Less:
Total Debt (11)                                      $(15,876)       $(15,876)       $(15,876)
Preferred Stock (11)                                   (2,500)         (2,500)         (2,500)
CIG Liability (Raton) (12)                             (6,414)         (6,508)         (6,606)
Present Value of Hegding Activities (12)               (1,346)         (1,356)         (1,366)
Income Taxes (13)                                      (7,653)         (9,330)        (10,764)
Corporate G&A Expense (14)                            (16,665)        (16,665)        (16,665)
                                                     --------        --------        --------
Net Discounted Equity Value                          $ 17,318        $ 20,521        $ 23,151
                                                     ========        ========        ========
Equity Value Range                                   $ 17,318        $ 20,521        $ 23,151
Shares Outstanding (11)                                 6,458           6,458           6,458
                                                     --------        --------        --------
Equity Value Per Share Range                         $   2.68        $   3.18        $   3.58

---------
   Based on Majerus internal reserve report as of April 1, 2000 & NYMEX based forward prices

(1) Risked at 95%, 100% and 100% for the Low, Base and High cases, respectively.

(2) Risked at 95%, 100% and 100% for the Low, Base and High cases, respectively.

(3) Risked at 90%, 95% and 100% for the Low, Base and High cases, respectively.

(4) Risked at 90%, 95% and 100% for the Low, Base and High cases, respectively.

(5) Risked at 65%, 70% and 75% for the Low, Base and High cases, respectively.

(6) Risked at 0%, 0% and 0% for the Low, Base and High cases, respectively.

(7) Risked at 45%, 50% and 55% for the Low, Base and High cases, respectively.

(8) Risked at 55%, 60% and 65% for the Low, Base and High cases, respectively.

(9) Risked at 45%, 50% and 55% for the Low, Base and High cases, respectively.

(10) Valued at $10.00, $20.00 and $30.00 per net undeveloped acre for the Low, Base and High cases, respectively.

(11) As of March 31, 2000.

(12) Discounted at 12%, 10% and 8% for the Low, Base and High cases, respectively.

(13) Assumed tax rate of 38%.

(14) Reflects annual G&A expense of $2,029,000 discounted at 10% over the life of the reserve base.

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW -- LIQUIDATION CASE

($ in thousands except per share data)                      VALUATION RANGE
                                                  LOW             MID             HIGH
At March 31, 2000
PDP - Generic (1)                              $ 13,653        $ 14,412        $ 15,170
PDP - Helen Gohlke (2)                              978           1,032           1,087
PDNP (BEHIND PIPE) - Generic (3)                  5,153           5,549           5,945
PDNP (BEHIND PIPE) - Helen Gohlke (4)               921             992           1,063
PDNP (SECONDARY) - Generic (5)                   24,692          27,436          30,179
PUD (PRIMARY&SECONDARY) - Ant. Creek (6)             --              --              --
PUD (PRIMARY) - Generic (7)                          68              78              88
PUD (PRIMARY) - Helen Gohlke (8)                     --              --              --
PUD (SECONDARY) - Generic (9)                     4,075           4,657           5,239
                                               --------        --------        --------
Value of Domestic Oil & Gas Assets             $ 49,540        $ 54,155        $ 58,771
Plus:
Net Undeveloped Acreage (10)                   $    286        $    572        $    858
Non-cash Working Capital (11)                     1,303           1,303           1,303
Cash on Balance Sheet (11)                          416             416             416
Less:
Total Debt (11)                                $(15,876)       $(15,876)       $(15,876)
Preferred Stock (11)                             (2,500)         (2,500)         (2,500)
CIG Liability (Raton) (12)                       (6,414)         (6,508)         (6,606)
Present Value of Hegding Activities (12)         (1,346)         (1,356)         (1,366)
Income Taxes (13)                                (7,634)         (9,353)        (11,084)
                                               --------        --------        --------
Net Discounted Equity Value                    $ 17,776        $ 20,853        $ 23,916
                                               ========        ========        ========
Equity Value Range                               17,776        $ 20,853        $ 23,916
Shares Outstanding (11)                           6,458           6,458           6,458
                                               --------        --------        --------
Equity Value Per Share Range                   $   2.75        $   3.23        $   3.70

----------

Note: Assumes orderly liquidation scenario. Does not include meaningful costs associated with an actual liquidation.

Based on Majerus internal reserve report as of April 1, 2000 & NYMEX based forward prices

(1) Risked at 90%, 95% and 100% for the Low, Base and High cases, respectively.

(2) Risked at 90%, 95% and 100% for the Low, Base and High cases, respectively.

(3) Risked at 65%, 70% and 75% for the Low, Base and High cases, respectively.

(4) Risked at 65%, 70% and 75% for the Low, Base and High cases, respectively.

(5) Risked at 45%, 50% and 55% for the Low, Base and High cases, respectively.

(6) Risked at 0%, 0% and 0% for the Low, Base and High cases, respectively.

(7) Risked at 35%, 40% and 45% for the Low, Base and High cases, respectively.

(8) Risked at 0%, 0% and 0% for the Low, Base and High cases, respectively.

(9) Risked at 35%, 40% and 45% for the Low, Base and High cases, respectively.

(10) Valued at $10.00, $20.00 and $30.00 per net undeveloped acre for the Low, Base and High cases, respectively.

(11) As of March 31, 2000.

(12) Discounted at 12%, 10% and 8% for the Low, Base and High cases, respectively.

(13) Assumed tax rate of 38%.

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------




C.       COMPARABLE COMPANIES ANALYSIS




--------------------------------------------------------------------------------

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
IMPLIED VALUATION BASED UPON COMPARABLE COMPANIES' FINANCIAL MULTIPLES

                                                            ENTERPRISE VALUE/EBITDA    EQUITY VALUE/CFFO
($ in thousands except per share data)
                                                               2000E       2001E      2000E        2001E
                                                             --------    --------    --------    --------
Mean                                                              8.4x        7.1x        9.2x        6.3x
MEDIAN                                                            8.0         6.6         7.1         4.7
High                                                             12.4        10.2        19.3        12.7
Low                                                               5.3         4.8         3.4         3.0
                                                             --------    --------    --------    --------

Majerus Parameter (1)                                        $  2,357    $  4,442    $    766    $  2,217
                                                             --------    --------    --------    --------

                          IMPLIED ENTERPRISE VALUATION
Mean                                                         $ 19,873    $ 31,364    $ 18,512    $ 25,316
MEDIAN                                                         18,911      29,516      16,879      21,832
High                                                           29,157      45,203      26,214      39,545
Low                                                            12,513      21,220      14,073      18,053
                                                             --------    --------    --------    --------
At March 31, 2000
Total Debt                                                   $ 15,876    $ 15,876    $ 15,876    $ 15,876
Preferred Stock                                                 2,500       2,500       2,500       2,500
CIG Liability                                                   6,508       6,508       6,508       6,508
Cash & Equivalents                                                416         416         416         416
                                                             --------    --------    --------    --------
                            IMPLIED EQUITY VALUATION
Mean                                                         $ (4,595)   $  6,896    $    552    $  7,356
MEDIAN                                                         (5,558)      5,048      (1,081)      3,872
High                                                            4,689      20,735       8,254      21,585
Low                                                           (11,955)     (3,248)     (3,887)         93
                                                             --------    --------    --------    --------

Shares Outstanding (2)                                          6,458       6,458       6,458       6,458
                                                             --------    --------    --------    --------

                       IMPLIED EQUITY VALUATION PER SHARE
Mean                                                         $  (0.71)   $   1.07    $   0.09    $   1.14
MEDIAN                                                          (0.86)       0.78       (0.17)       0.60
High                                                             0.73        3.21        1.28        3.34
Low                                                             (1.85)      (0.50)      (0.60)       0.01
                                                             --------    --------    --------    --------

--------------------
(1)      Company estimates assuming Raton Basin operations are terminated.

(2)      Shares outstanding on March 31, 1999.

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
PSI ESTIMATED VALUE RANGE BASED UPON FINANCIAL MULTIPLES

($ in thousands except per share data)      PSI ESTIMATED VALUATION RANGE
                                      -----------------------------------------

                                       MAJERUS     RANGE OF VALUATION MULTIPLES
                                      PARAMETER    LOW        MEDIAN       HIGH
                                      ---------    ----       ------       ----
Majerus Enterprise Value/
2000E EBITDA (1)                       $2,357      7.2x        8.0x        8.8x






2001E EBITIDA (1)                       4,442      6.0x        6.6x        7.3x






Majerus Equity Value/
2000E CFFO (1)                         $  766      6.4x        7.1x        7.8x






2001E CFFO (1)                          2,217      4.2         4.7         5.2

                                                                              PSI ESTIMATED VALUATION RANGE
                                                                         ---------------------------------------

                                                                                   ENTERPRISE VALUATION
                                                                              LOW         MEDIAN        HIGH
                                                                         ------------  ------------ ------------
Majerus Enterprise Value/
2000E EBITDA (1)                                                         $    17,020   $    18,911  $    20,802
                                                          Less: Net Debt     (17,960)      (17,960)     (17,960)
                                                     Less: CIG Liability      (6,414)       (6,508)      (6,606)
                                                            Equity Value      (7,354)       (5,558)      (3,764)
                                                                         -----------   -----------  ------------
                                                  EQUITY VALUE PER SHARE $     (1.14)  $     (0.86) $     (0.58)
                                                                         ===========   ===========  ============
2001E EBITIDA (1)                                                        $    26,564   $    29,516  $    32,467
                                                          Less: Net Debt     (17,960)      (17,960)     (17,960)
                                                     Less: CIG Liability      (6,414)       (6,508)      (6,606)
                                                            Equity Value       2,191         5,048        7,901
                                                                         -----------   -----------  -----------
                                                  EQUITY VALUE PER SHARE $      0.34   $      0.78  $      1.22
                                                                         ===========   ===========  ===========
Majerus Equity Value/
2000E CFFO (1)                                                           $    22,845   $    23,388  $    23,930
                                                          Less: Net Debt     (17,960)      (17,960)     (17,960)
                                                     Less: CIG Liability      (6,414)       (6,508)      (6,606)
                                                            Equity Value      (1,529)       (1,081)        (636)
                                                                         -----------   -----------  ------------
                                                  EQUITY VALUE PER SHARE $     (0.24)  $     (0.17) $     (0.10)
                                                                         ===========   ===========  ============
2001E CFFO (1)                                                           $    27,302   $    28,340  $    29,379
                                                          Less: Net Debt     (17,960)      (17,960)     (17,960)
                                                    Less:  CIG Liability      (6,414)       (6,508)      (6,606)
                                                            Equity Value       2,929         3,872        4,813
                                                                         -----------   -----------  -----------
                                                  EQUITY VALUE PER SHARE $      0.45   $      0.60  $      0.75
                                                                         ===========   ===========  ===========
                        Enterprise Value Range (2)                       $    23,433   $    25,039  $    26,644
                        Total Debt (3)                                       (15,876)      (15,876)     (15,876)
                        Preferred Stock (3)                                   (2,500)       (2,500)      (2,500)
                        CIG Liability                                         (6,414)       (6,508)      (6,606)
                        Cash & Equivalents (3)                                   416           416          416
                                                                         -----------   -----------  -----------
                        Equity Value                                     $      (941)  $       570  $     2,078
                        Shares Outstanding (3)                                 6,458         6,458        6,458
                                                                         -----------   -----------  -----------
                        Equity Value Per Share                           $     (0.15)  $      0.09  $      0.32

----------
(1) Company estimates assuming Raton Basin operations are terminated.

(2) Average of all financial performance valuation methodologies.

(3) Balance sheet as of March 31, 2000.

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
IMPLIED VALUATION BASED UPON COMPARABLE COMPANIES' RESERVE MULTIPLES

($ in thousands except per share data)                                   TMR/
                                                                 MCFE     SEC PRE-TAX PV10
                                                               --------   ----------------
Mean                                                           $   0.89          112.2%
MEDIAN                                                             1.02          108.3
High                                                               1.10          146.6
Low                                                                0.56           69.7
Majerus Parameter(1)                                            156,764       $153,783

                              IMPLIED ENTERPRISE VALUATION

Mean                                                           $139,882       $172,603
MEDIAN                                                          159,922        166,569
High                                                            172,366        225,412
Low                                                              87,241        107,134
At March 31, 2000
Total Debt                                                     $ 15,876       $ 15,876
Preferred Stock                                                   2,500          2,500
CIG Liability                                                     6,508          6,508
Cash & Equivalents                                                  416            416
Other Tangible Assets                                                --             --

                                IMPLIED EQUITY VALUATION

Mean                                                           $115,414       $148,134
MEDIAN                                                          135,454        142,101
High                                                            147,898        200,944
Low                                                              62,772         82,666
Shares Outstanding(2)                                             6,458          6,458

                           IMPLIED EQUITY VALUATION PER SHARE

Mean                                                           $  17.87       $  22.94
MEDIAN                                                            20.97          22.00
High                                                              22.90          31.11
Low                                                                9.72          12.80

(1) As of January 1, 2000. Adjusted for purchase of properties from an affiliate of Knight.

(2) Shares outstanding on March 31, 1999.

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
PSI ESTIMATED VALUE RANGE BASED UPON RESERVE MULTIPLES

($ in thousands except per share data)                               PSI ESTIMATED VALUATION RANGE

                                       MAJERUS       RANGE OF VALUATION MULTIPLES                ENTERPRISE VALUATION
                                      PARAMETER      LOW        MEDIAN       HIGH            LOW         MEDIAN       HIGH

Majerus Total Market Cap of Reserves /
   Total Proved Reserves (Mcfe) (1)     156,764    $ 0.92     $   1.02     $  1.12       $   143,930  $   159,922  $  175,914
   SEC Pre-tax PV10 (1)               $ 153,783    $ 97.5%       108.3%      119.1%          149,912      166,569     183,226
                                                                                         -----------  -----------  ----------

                                                              Enterprise Value Range     $   146,921  $   163,246  $  179,570
                                                              Total Debt (2)                  15,876       15,876      15,876
                                                              Preferred Stock (2)              2,500        2,500       2,500
                                                              CIG Liability              $  6,413.54  $  6,508.16  $ 6,605.98
                                                              Cash & Equivalents (2)             416          416         416
                                                              Equity Value               $   122,548  $   138,777  $  155,004
                                                              Shares Outstanding (2)           6,458        6,458       6,458
                                                              Equity Value Per Share     $     18.98  $     21.49  $    24.00

(1) As of January 1, 2000. Adjusted for purchase of properties from an affiliate of Knight.

(2) Balance sheet as of March 31, 2000.


42
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                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
COMPARABLE COMPANIES ANALYSIS

                                        Market Valuation
                        Closing           (in millions)           Reserve Information (as of 12/31/99)
                      -----------    -----------------------     --------------------------------------
                      Price as of                                               Pretax         %Natural          %         Reserve
Company                 6/14/00       Equity      Enterprise       Bcfe      PV10 (in Mil)       Gas         Developed    Life (yrs)
Majerus (1)            $   1.94      $   12.5      $   30.5         156.8      $  153.8          27.7%         56.6%         78.1
Evergreen Resources    $  27.38      $  409.1      $  430.0         559.4      $  331.4         100.0%         59.8%         41.0
HS Resources              29.75         571.3       1,138.5       1,111.5       1,051.1          78.1          65.8          15.2
Inland Resources           4.75          13.8         193.0         343.7         274.6          17.7          33.5          34.7
Mallon Resources           8.88          69.6         108.3         103.9          72.3          89.1          44.0          15.7
Patina Oil &Gas           19.81         322.5         513.4         465.8         473.6          77.6          87.5          11.8

Mean                                 $  277.2      $  476.6         516.9      $  440.6          72.5%         58.1%         23.7
Median                                  322.5         430.0         465.8         331.4          78.1          59.8          15.7
   High                                 571.3       1,138.5       1,111.5       1,051.1         100.0          87.5          41.0
   Low                                   13.8         108.3         103.9          72.3          17.7          33.5          11.8

                                         Valuation Ratios                                                Leverage Ratios
                       ---------------------------------------------------                               ---------------
                          TMCR/                                  Ent. Value/EBITDPrice/CFFO(3)            Net Debt % of    LTD % of
Company                Pretax PV10      Mcfe           2000E         2001E         2000E         2001E      Ent. Value     SEC PV10
Majerus (1)                19.6%      $   0.19          12.9x          6.9x         16.1x          6.5x        58.9%         10.8%
Evergreen Resources       128.5%      $   0.76           8.9x         10.2x         19.3x         12.7x         4.9%          6.8%
HS Resources              108.3           1.02           5.3           4.8           3.4           3.0         49.8          52.1
Inland Resources           69.7           0.56            NA            NA            NA            NA         92.9          65.6
Mallon Resources          146.6           1.02          12.4           6.1           9.1           4.2         35.8          55.3
Patina Oil &Gas           108.1           1.10           7.2           7.2           5.1           5.2         37.2          40.5

Mean                      112.2%      $   0.89           8.4x          7.1x          9.2x          6.3x        44.1%         44.1%
Median                    108.3           1.02           8.0           6.6           7.1           4.7         37.2          52.1
   High                   146.6           1.10          12.4          10.2          19.3          12.7         92.9          65.6
   Low                     69.7           0.56           5.3           4.8           3.4           3.0          4.9           6.8

(1) EBITDA and CFFO projections provided by the company assuming Raton Basin operations are terminated.

(2) EBITDA estimates from various Wall Street research reports and Prudential Securities.

(3) Cash Flow estimates from First Call.

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
COMPARABLE COMPANIES ANALYSIS

($ in thousands, except per share data)                                         Evergreen                HS
                                                                Majerus         Resources             Resources
                                                              ----------       -----------        ---------------
   Symbol                                                                           EVER                 HSE
   Latest Fiscal Year End                                      12/31/99           12/31/99             12/31/99
   Latest Quarter                                               3/31/00            3/31/00              3/31/00

MARKET INFORMATION:
   Exchange Rate
   Closing Price as of:                                               NA                NA                     NA
         6/14/00                                              $     1.94       $     27.38         $        29.75
         52 Week - High                                             3.94             28.25                  33.81
                  - Low                                             1.25             15.69                  12.50
         Indicated Dividend                                           --                --                     --
         Indicated Dividend Yield                                    0.0%              0.0%                   0.0%
   Common Shares Outstanding, front of 10-K or 10-Q (00)       6,458.333        14,943.106             18,853.756
         Weighted Average Basic Shares from I/S                       --                --             18,813.000
         Weighted Average FD Shares from I/S                          --                --             19,161.000
                                                              ----------       -----------         --------------
Fully Diluted Shares Outstanding                               6,458.333        14,943.106             19,201.756

Enterprise Value:
   Equity Value                                               $   12,513       $   409,068         $      571,252
   Total Debt                                                     15,876            22,500                568,183
   Preferred Stock                                                 2,500                --                     --
   Less:  Cash and Equivalents                                      (416)           (1,614)                  (980)
                                                              ----------       -----------         --------------
   Enterprise Value                                           $   30,473       $  429,954          $    1,138,455
                                                              ----------       -----------         --------------
Total Market Cap of Reserves (TMCR):
   Enterprise Value                                           $   30,473       $   429,954         $    1,138,455
   Less:  Net Other Tangible Assets                                 (289)           (4,150)                    --
                                                              ----------       -----------         --------------
   Total TMCR                                                 $   30,184       $   425,804         $    1,138,455
                                                              ----------       -----------         --------------

($ in thousands, except per share data)                          Inland            Mallon               Patina
                                                               Resources         Resources            Oil & Gas
                                                               ----------       -----------        ---------------
   Symbol                                                         INLN              MLRC                  POG
   Latest Fiscal Year End                                       12/31/99          12/31/99             12/31/99
   Latest Quarter                                                3/31/00           3/31/00              3/31/00

MARKET INFORMATION:
   Exchange Rate
   Closing Price as of:                                               NA                NA                     NA
         6/14/00                                              $     4.75       $      8.88                  19.81
         52 Week - High                                            15.00              9.03                  19.81
                  - Low                                             2.13              3.81                   5.75
         Indicated Dividend                                           --                --                   0.08
         Indicated Dividend Yield                                    0.0%              0.0%                   0.4%
   Common Shares Outstanding, front of 10-K or 10-Q (00)       2,897.732         7,839.700             16,275.371
         Weighted Average Basic Shares from I/S                       --                --             15,777.000
         Weighted Average FD Shares from I/S                          --                --             15,777.000
                                                              ----------       -----------         --------------
Fully Diluted Shares Outstanding                               2,897.732         7,839.700             16,275.371

Enterprise Value:
   Equity Value                                               $   13,764       $    69,577         $      322,456
   Total Debt                                                     81,668            39,078                132,000
   Preferred Stock                                                98,321             1,352                 59,600
   Less:  Cash and Equivalents                                      (791)           (1,681)                  (626)
                                                              ----------       -----------         --------------
   Enterprise Value                                           $  192,962       $   108,326         $      513,430
                                                              ----------       -----------         --------------
Total Market Cap of Reserves (TMCR):
   Enterprise Value                                           $  192,962       $   108,326         $      513,430
   Less:  Net Other Tangible Assets                               (1,685)           (2,332)                (1,292)
                                                              ----------       -----------         --------------
   Total TMCR                                                 $  191,277       $   105,994         $      512,138
                                                              ----------       -----------         --------------

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
COMPARABLE COMPANIES ANALYSIS

($ in thousands, except per share data)                                     Evergreen          HS
                                                           Majerus          Resources       Resources
                                                         ----------        ----------   ----------------
BALANCE SHEET INFORMATION (OOO):
   Cash and equivalents                                         416             1,614               980
   Total current assets                                       3,333             6,923            89,068
   Other assets                                                 289             4,150                --
   Total current liabilities                                  3,447             8,444           129,331
   Short-term debt                                            1,833                --            20,445
   Long-term debt at book value (excl. current)              14,043            22,500           547,738
   Long-term liabilities                                         --                --            20,471
   Minority Interest                                             --                --                --
   Preferred stock at book value                              2,500                --                --
   Liquidation Value of Redeemable Preferred Stock            2,500                --                --
   Common Stock Equity                                       35,096           160,769           178,502

                                                         ----------        ----------        ----------
   Total Book Capitalization                             $   51,639        $  183,269        $  726,240
                                                         ----------        ----------        ----------
RESERVE INFORMATION                                        12/31/99          12/31/99          12/31/99
   Accounting Method                                             SE                FC                FC
   Reserve Engineers                                     Lee Keeling              NSA   Williamson, NSA
   Total proved
         Petroleum liquids (MBbls)                           18,889                --            40,628
         Natural gas (MMcf)                                  43,432           559,418           867,781
                                                         ----------        ----------        ----------
Total Equivalents (MMcfe) (6:1 basis)                       156,764           559,418         1,111,549
                                                         ----------        ----------        ----------

Proved developed
   Petroleum liquids (MBbls)                                 10,774                --            24,268
   Natural gas (MMcf)                                        24,142           334,804           585,465
Natural Gas as a % of Total MMcfe                              27.7%            100.0%             78.1%
Proved Developed as a % of Total MMCfe                         56.6%             59.8%             65.8%
Annual oil production (MBbls)                                   230                --             2,410
Annual gas production (MMcf)                                    630            13,656            58,799
                                                         ----------        ----------        ----------
Total Equivalent Production (MMcfe) (6:1 basis)               2,008           13l,656            73,259
                                                         ----------        ----------        ----------
Present value of pre-tax FNR @10% (000)                     153,783           331,384         1,051,064
Reserve Life (Yrs)                                             78.1              41.0              15.2
3 Year Reserve Replacement                                     1667%             1459%              229%

($ in thousands, except per share data)                    Inland            Mallon            Patina
                                                          Resources         Resources         Oil & Gas
                                                        ------------       ----------         ---------
BALANCE SHEET INFORMATION (OOO):
   Cash and equivalents                                         791             1,681               626
   Total current assets                                       6,887             4,118            19,350
   Other assets                                               1,685             2,332             1,292
   Total current liabilities                                  4,497             7,139            19,108
   Short-term debt                                               --               414                --
   Long-term debt at book value (excl. current)              81,668            38,664           132,000
   Long-term liabilities                                         --                --            13,218
   Minority Interest                                             --                --                --
   Preferred stock at book value                             77,414             1,344                24
   Liquidation Value of Redeemable Preferred Stock           98,321             1,352            59,600
   Common Stock Equity                                      (85,612)           16,825           165,866

                                                         ----------        ----------           -------
   Total Book Capitalization                             $   73,470        $   56,833           297,890
                                                         ----------        ----------           -------
RESERVE INFORMATION                                        12/31/99          12/31/99          12/31/99
   Accounting Method                                             SE                SE                SE
   Reserve Engineers                                    Ryder Scott                RS               NSA
   Total proved
         Petroleum liquids (MBbls)                           47,129             1,896            17,420
         Natural gas (MMcf)                                  60,935            92,525           361,261
                                                         ----------        ----------           -------
Total Equivalents (MMcfe) (6:1 basis)                       343,709           103,901           465,781
                                                         ----------        ----------           -------

Proved developed
   Petroleum liquids (MBbls)                                 16,634             1,204            16,633
   Natural gas (MMcf)                                        15,476            38,539           307,560
Natural Gas as a % of Total MMcfe                              17.7%             89.1%             77.6%
Proved Developed as a % of Total MMCfe                         33.5%             44.0%             87.5%
Annual oil production (MBbls)                                 1,165               172             1,653
Annual gas production (MMcf)                                  2,901             5,600            29,477
                                                         ----------        ----------           -------
Total Equivalent Production (MMcfe) (6:1 basis)               9,891             6,632            39,395
                                                         ----------        ----------           -------
Present value of pre-tax FNR @10% (000)                     274,563            72,312           473,599
Reserve Life (Yrs)                                             34.7              15.7              11.8
3 Year Reserve Replacement                                     1110%              499%              130%

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
COMPARABLE COMPANIES ANALYSIS

($ in thousands, except per share data)                    Evergreen         HS           Inland         Mallon          Patina
                                            Majerus        Resources      Resources      Resources      Resources       Oil & Gas
                                           ---------      ----------     ----------     ----------     ----------      ----------
SELECTED VALUATION RATIOS:
   TMCR/SEC Pre-tax PV @ 10%                   19.6%          128.5%         108.3%          69.7%         146.6%          108.1%
   TMCR/Mcfe                               $   0.19       $    0.76      $    1.02      $    0.56      $    1.02       $    1.10

FORWARD ESTIMATES AND MULTIPLES (1):

   EPS
   2000 Estimate                              (0.24)           0.66           2.53             NA          (0.35)           1.63
   2001 Estimate                              (0.02)           1.01           3.26             NA           0.24            1.34

   2000 Multiple                               -8.1x           41.5x          11.8x            NA          -25.4x           12.2x
   2001 Multiple                              -96.9x           27.1x           9.1x            NA           37.0x           14.8x

   CFPS
   2000 Estimate                               0.12            1.42           8.69             NA           0.98            3.87
   2001 Estimate                               0.30            2.16           9.99             NA           2.11            3.84

   2000 Multiple                               16.1x           19.3x           3.4x            NA            9.1x            5.1x
   2001 Multiple                                6.5x           12.7x           3.0x            NA            4.2x            5.2x

   EBITDA
   2000 Estimate                              2,357          48,351        214,463             NA          8,758          71,786
   2001 Estimate                              4,442          42,253        238,326             NA         17,708          71,597

   2000 Multiple                               12.9x            8.9x           5.3x            NA           12.4x            7.2x
   2001 Multiple                                6.9x           10.2x           4.8x            NA            6.1x            7.2x

SELECTED LEVERAGE AND COVERAGE RATIOS:
   LTD as a % of Book Capitalization           32.0%           12.3%          75.4%         245.0%          70.4%           64.3%
   LTD as a % of Pre-tax PV10                  10.8%            6.8%          52.1%          65.6%          55.3%           40.5%
   Net Debt as a % of Enterprise Value         58.9%            4.9%          49.8%          92.9%          35.8%           37.2%

(1) Majerus EPS, CFPS and EBITDA provided by the Company assuming Raton Basin operations are terminated. All other EPS, CFPS and EBITDA estimates are from First Call and various Wall Street research reports.

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------




D.                COMPARABLE TRANSACTIONS ANALYSIS




--------------------------------------------------------------------------------

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
IMPLIED VALUATION BASED UPON COMPARABLE CORPORATE TRANSACTIONS

($ in thousands except per share data)                                TMCR/
                                                                            MCFE
                                                                 ---------------


================================================================================
                          COMPARABLE COMPANY MULTIPLES
--------------------------------------------------------------------------------
Mean                                                                  $    0.51
MEDIAN                                                                     0.49
High                                                                       0.70
Low                                                                        0.38
================================================================================


--------------------------------------------------------------------------------
MAJERUS PARAMETER (1)                                                   156,764
--------------------------------------------------------------------------------


================================================================================
                          IMPLIED ENTERPRISE VALUATION
--------------------------------------------------------------------------------
Mean                                                                  $  80,416
MEDIAN                                                                   76,489
High                                                                    109,457
Low                                                                      59,008
================================================================================


At March 31, 2000
Total Debt                                                            $  15,876
Preferred Stock                                                           2,500
CIG Liability                                                             6,508
Cash & Equivalents                                                          416

Other Tangible Assets                                                        --


================================================================================
                            IMPLIED EQUITY VALUATION
--------------------------------------------------------------------------------
Mean                                                                  $  59,948
MEDIAN                                                                   52,020
High                                                                     84,988
Low                                                                      34,540
================================================================================


================================================================================
Shares Outstanding (2)                                                    6,458
================================================================================


================================================================================
                       IMPLIED EQUITY VALUATION PER SHARE
--------------------------------------------------------------------------------
Mean                                                                  $    8.66
MEDIAN                                                                     8.05
High                                                                      13.16
Low                                                                        5.35
================================================================================

(1) As of January 1, 2000. Adjusted for purchase of properties from an affiliate of Knight.

(2) Shares outstanding on March 31, 2000.

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
PSI ESTIMATED VALUE RANGE BASED UPON COMPARABLE CORPORATE TRANSACTIONS


($ in thousands except per share data)                          PSI ESTIMATED VALUATION RANGE
                                        -------------------------------------------------------------------------------
                                         MAJERUS       RANGE OF VALUATION MULTIPLIED         ENTERPRISE VALUATION
                                        PARAMETERS      LOW        MEDIAN      HIGH       LOW        MEDIAN      HIGH
                                        ----------    -------     -------     -----     -------     -------     -------
CORPORATE TRANSACTIONS

Majerus Total Market Cap of Reserves/
     Total Proved Reserves (Mcfe) (1)     156,764     $  0.44     $  0.49     $0.54     $68,840     $76,489     $84,137

                                                            -----------------------------------------------------------
                                                            ENTERPRISE VALUE RANGE      $68,840     $76,489     $84,137
                                                            Total Debt (2)               15,876      15,876      15,876
                                                            Preferred Stock (2)           2,500       2,500       2,500
                                                            CIG Liability                 6,414       6,508       6,606
                                                            Cash & Equivalents (2)          416         416         416
                                                                                        -------     -------     -------
                                                            EQUITY VALUE                $44,466     $52,020     $59,571
                                                            Shares Outstanding (2)        6,458       6,458       6,458
                                                                                        -------     -------     -------
                                                            EQUITY VALUE PER SHARE      $  6.89     $  8.05     $  9.22
                                                            -----------------------------------------------------------

(1) As of January 1, 2000. Adjusted for purchase of properties from an affiliate of Knight.

(2) As of March 31, 2000.

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
COMPARABLE CORPORATE TRANSACTIONS

                                                      PROVED
                                                     RESERVES           PURCHASE PRICE
                                                     (MMCFE)   RESERVE    OF RESERVES   OTHER
BUYER                               DATE      SIZE   PERCENT     LIFE   --------------  ASSETS               REGION
     SELLER                        CLOSED      $MM     GAS     (YEARS)   $MM    $/Mcfe   ($MM)             LOCATION(S)
-------------------------------- ----------  ------  --------  -------  ------  ------  ------ -------------------------------------

Melrose Petroleum Group Limited  5/21/97     $ 22.1    47.1     21.2    $ 20.3  $ 0.43   $ 1.8 Gulf Coast - onshore
     Pentex Energyplc                                           17.2%                          N/A
Windsor Energy Corp.             7/1/97      $ 24.9    51.0     18.6    $ 24.9  $ 0.49   $  -- Gulf Coast -- onshore
     SMK Energy Corp.                                           18.8%                          Louisiana/Texas
Columbia Energy Corp.            8/7/97      $ 97.9   147.8     21.4    $ 87.9  $ 0.59   $10.0 Appalachia
     Alamco, Inc.                                               91.9%                          N/A
Seneca Resources Corp.           5/5/98      $ 81.3   134.0     22.3    $ 70.8  $ 0.53   $10.5 West Coast
     HarCor Energy, Inc.                                        55.7%                          California
Quicksilver Resources Inc.       3/4/99      $ 31.6    78.0     66.1    $ 29.4  $ 0.38   $ 2.2 Gulf Coast -- onshore/Rocky Mountains
     MSR Exploration Ltd.                                       27.2%                          Montana/Texas
Prize Energy Corp.               2/8/00      $ 91.8   127.4     15.0    $ 89.0  $ 0.70   $ 2.9 Gulf Coast -- onshore/Mid-Continent
     Vista Energy Resources, Inc.                               30.1%                          New Mexico/Texas
Flying J Oil & Gas Inc.          3Q2000 est  $166.8   343.7     34.7    $162.7  $ 0.47   $ 4.1 Monument Butte Field Uinta Basin
     Inland Resources Inc.                                      17.7%                          Northeastern Utah

                                                            --------------------------
                                                            MEAN                $ 0.51
                                                            MEDIAN              $ 0.49
                                                            HIGH                $ 0.70
                                                            LOW                 $ 0.38
                                                            --------------------------

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
IMPLIED VALUATION BASED UPON COMPARABLE PROPERTY TRANSACTIONS

                                                                        -------
($ in thousands except per share data)                                   TMCR/
                                                                            Mcfe
                                                                        -------

================================================================================
                          COMPARABLE COMPANY MULTIPLES
--------------------------------------------------------------------------------
Mean                                                                       0.47
Median                                                                     0.38
High                                                                       0.97
Low                                                                        0.29
================================================================================


================================================================================
Majerus Parameter (1)                                                   156,764
================================================================================


================================================================================
                          IMPLIED ENTERPRISE VALUATION
--------------------------------------------------------------------------------
Mean                                                                     72.991
Median                                                                   58,787
High                                                                    152,815
Low                                                                      46,225
================================================================================


At March 31, 2000
Total Debt                                                               15,876
Preferred Stock                                                           2,500
CIG Liability                                                             6,508
Cash & Equivalents                                                          416

Other Tangible Assets                                                        --


================================================================================
                            IMPLIED EQUITY VALUATION
--------------------------------------------------------------------------------
Mean                                                                     48,522
Median                                                                   34,318
High                                                                    128,346
Low                                                                      21,757
================================================================================


================================================================================
Shares Outstanding (2)                                                    6,458
================================================================================


================================================================================
                       IMPLIED EQUITY VALUATION PER SHARE
--------------------------------------------------------------------------------
Mean                                                                       7.51
Median                                                                     5.31
High                                                                      19.87
Low                                                                        3.37
================================================================================

----------
(1) As of January 1, 2000. Adjusted for purchase of properties from an affiliate of Knight.

(2) Shares outstanding on March 31, 2000.

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
PSI ESTIMATED VALUE RANGE BASED UPON COMPARABLE PROPERTY TRANSACTIONS

($ in thousands except per share data)                                PSI ESTIMATED VALUATION RANGE
                                         ------------------------------------------------------------------------------------

                                          MAJERUS       RANGE OF VALUATION MULTIPLIED            ENTERPRISE VALUATION
                                         PARAMETERS      LOW         MEDIAN      HIGH        LOW         MEDIAN        HIGH
                                         ----------    --------     --------    ------     --------     --------     --------
PROPERTY TRANSACTIONS

Majerus Total Market Cap of Reserves/
     Total Proved Reserves (Mcfe) (1)      156,764     $   0.34     $   0.38     $0.41     $ 52,908     $ 58,787     $ 64,665

                                                 ENTERPRISE VALUE RANGE                    $ 52,908     $ 58,787     $ 64,665
                                                 Total Debt (2)                              15,876       15,876       15,876
                                                 Preferred Stock (2)                          2,500        2,500        2,500
                                                 CIG Liability                                6,414        6,508        6,606
                                                 Cash & Equivalents (2)                         416          416          416
                                                                                           --------     --------     --------
                                                 EQUITY VALUE                              $ 28,534     $ 34,318     $ 40,099
                                                 Shares Outstanding (2)                       6,458        6,458        6,458
                                                                                           --------     --------     --------
                                                 EQUITY VALUE PER SHARE                    $   4.42     $   5.31     $   6.21
                                                                                           --------     --------     --------

----------
(1) As of January 1, 2000. Adjusted for purchase of properties from an affiliate of Knight.

(2) As of March 31, 2000.

                                                                 PROJECT MAJERUS
--------------------------------------------------------------------------------
COMPARABLE PROPERTY TRANSACTIONS

                                                            PROVED
                                                           RESERVES               PURCHASE PRICE
                                                           (MMCFE)      RESERVE    OF RESERVES      OTHER
BUYER                                      DATE    SIZE    PERCENT       LIFE     --------------   ASSETS     REGION
     SELLER                               CLOSED    $MM      GAS        (YEARS)    $MM    $/MCFE    ($MM)   LOCATION(S)
--------------------------------------   --------  -----   --------     -------   -----   ------   ------ ---------------

Energen Corporation                        4/4/97  $77.8     225.0        32.1    $77.8    $0.35    $  -- Rocky Mountains
     Burlington Resources Inc.                                95.0%                                       New Mexico
Cabot Oil & Gas Corp.                     10/3/97  $44.0      74.0        20.3    $43.3    $0.59    $ 0.7 Rocky Mountains
     Equitable Resources, Inc.                                95.0%                                       Wyoming
Conoco Inc.                              12/15/97  $56.9     101.0        22.1    $55.9    $0.55    $ 1.0 Rocky Mountains
     Amoco Corp.                                             100.0%                                       New Mexico
United States Exploration Inc.            5/15/98  $41.0     139.0        40.8    $41.0    $0.29    $  -- Rocky Mountains
     Union Pacific Resources Group Inc.                       83.6%                                       Colorado
Bergreen Resources, Inc.                   7/2/98  $13.1      40.0        31.3    $13.1    $0.33    $  -- Rocky Mountains
     Amoco Corp.                                             100.0%                                       Colorado
Devon Energy Corp.                         7/2/98  $15.4      31.8        29.3    $14.8    $0.47    $ 0.6 Rocky Mountains
     Undisclosed                                             100.0%                                       Wyoming
Ballard Petroleum LLC                     1/21/99  $28.8      50.7        16.6    $27.2    $0.54    $ 1.6 Rocky Mountains
     Snyder Oil Corp.                                         97.5%                                       Colorado
Undisclosed                               1/29/99  $15.8      42.0        32.9    $15.8    $0.38    $  -- Rocky Mountains
     Howell Corp.                                            100.0%                                       Wyoming
Cabot Oil & Gas Corp.                     9/21/99  $17.4      15.8        18.0    $15.4    $0.97    $ 2.0 Rocky Mountains
     Undisclosed                                             100.0%                                       Wyoming
Barrett Resources Corp.                  12/16/99  $72.0     143.3        16.4    $47.0    $0.33    $25.0 Rocky Mountains
     Undisclosed private company                             100.0%                                       Colorado
Barnett Resources Corp.                   1/10/00  $10.7      32.0        18.3    $10.7    $0.33    $  -- Rocky Mountains
     Undisclosed private company                             100.0%                                       Colorado

                                                                    ----------------------------
                                                                    MEAN                   $0.47
                                                                    MEDIAN                 $0.38
                                                                    HIGH                   $0.97
                                                                    LOW                    $0.29
                                                                    ----------------------------


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                                                                 PROJECT MAJERUS
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APPENDIX




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                                                                 PROJECT MAJERUS
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A.       SELECTED 13E-3 TRANSACTION PREMIA




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